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                                                                Exhibit 10.31

                              DEFINITIVE AGREEMENT
                                     BETWEEN

                           SNAP-ON TECHNOLOGIES, INC.
                                    (SNAP-ON)

                                       AND

                         IMAGE GUIDED TECHNOLOGIES, INC.
                                      (IGT)


                              Dated: June 30, 1999

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                              DEFINITIVE AGREEMENT

                                 SIGNATURE PAGE

ACKNOWLEDGEMENT

Each party acknowledges that it has read these Agreements, understands them, and agrees to be bound by their terms.

In witness whereof, the parties have caused this Definitive Agreement to be executed as of this 30th day of June, 1999.


IMAGE GUIDED TECHNOLOGIES, INC.        SNAP-ON TECHNOLOGIES, INC.

By                                     By
  -----------------------------          ------------------------------
Typed Name                             Typed Name
          ---------------------                  ----------------------
Title                                  Title
     --------------------------             ---------------------------
Contact                                Contact
       ------------------------               -------------------------
Phone # (    )                         Phone # (    )

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                              DEFINITIVE AGREEMENT

                                  GENERAL TERMS

This definitive agreement ("Definitive Agreement") is entered into this 30th day of June, 1999 and is by and between Snap-on Technologies, Inc. ("Snap-on") and Image Guided Technologies, Inc. ("IGT") and is intended to establish a new relationship between the parties for the purposes of having IGT transition to Snap-on, manufacturing and use rights to certain intellectual property defined herein, exclusively, within a defined field of use, so as to allow Snap-on to internalize the manufacture of certain IGT localizers currently manufactured by IGT for Snap-on.

This document is intended as the Definitive Agreement between the parties and will include a "Defined Field Patent License Agreement", a "Software License Agreement", a "Manufacturing Agreement", and a "Consulting Agreement" to allow IGT to provide maintenance services to Snap-on from date of execution hereof, through December 31, 1999.

This Definitive Agreement contains general terms and conditions applicable to each above referenced agreement and each agreement, intended to be a part of the Definitive Agreement, is herein incorporated by reference (the Definitive Agreement, and each of the above referenced agreements are sometimes collectively herein referred to as the "Agreements"), and execution of the signature cover page hereof is evidence of acceptance of all terms and conditions of these Agreements.

In the event of any conflict between the terms of this Definitive Agreement and the individual terms set forth in any of the above referenced single agreements the terms of the Definitive Agreement shall govern. Any questions or matters arising under these Agreements as to the validity, construction, or performance hereof shall be determined in accordance with the laws of the State of Illinois, without regard to its conflict of laws principles.

                      1.     COLLECTIVE DEFINITIONS

Each agreement contained within this Definitive Agreement contains definitions specific to that agreement. The parties agree that the following definitions shall apply to all the Agreements.

1.1 "Associated Documentation" shall mean the IGT documentation listed in Schedule "B" hereof.

1.2 "Licensed Field" shall mean uses directly and exclusively pertaining to design, manufacture, maintenance and repair of automobiles, trucks and golf carts.

1.3 "Licensed Products" shall mean any and all products that are within the scope of the Patents and/or Programs, and/or the Technology defined hereinbelow, but limited to use within the Licensed Field.

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1.4    "Patents" shall mean those patents recited in the DEFINED PATENT
LICENSE AGREEMENT (EXCLUSIVE), and as more fully set forth in Schedule "B" hereof.

1.5 "Programs" shall have the meaning set forth in the SOFTWARE LICENSE & DISTRIBUTION AGREEMENT and as more fully set forth in Schedule "B" hereof.

1.6 "Technology" shall mean all components of the technology (including, software Programs, firmware, copyrighted materials, trade secrets, mask works, mechanical designs, subassemblies, circuit designs, hardware, and/or technical information) licensed hereunder and as more fully set forth in Schedule "B" hereof.

2.     TERM OF AGREEMENT

These Agreements shall terminate at such time as Snap-on shall cease making or selling Licensed Products.

3.     TERMINATION FOR BREACH

Either party may terminate any single Agreement herein, for material breach of such Agreement, upon sixty (60) days prior written notice, if said breach is not cured by the other party within such period (or longer period if the parties agree in writing). It is understood that if Snap-on fails to pay IGT $500,000 within thirty days of Acceptance of the Programs or commercial use by Snap-on, pursuant to the Software License and Distribution Agreement, regardless of cause, IGT shall have the right, in addition to any other rights and remedies it may have under the Agreements, to return any payments it received to Snap-on and terminate the Agreements.

4.     CONFIDENTIALITY

The parties agree that each of them shall, during the term of these Agreements and for three (3) years thereafter, take all reasonable steps necessary to safeguard the secrecy and confidentiality of, and proprietary rights to, the confidential information of the other party disclosed hereunder (including, without limitation, the Programs, Associated Documentation, product plans, marketing and/or other business plans, technical specifications, marketing information and/or customer lists), provided such information is in written or other tangible form and is designated as confidential in writing or, if disclosed orally or visually, is identified as confidential at the time of disclosure and is described in writing delivered to the other party within thirty (30) business days after disclosure. Each party will use all commercially reasonable efforts to prevent the disclosure of confidential information to any third party (excluding third parties permitted access to the Source Code under Section
3.2.1 below); provided, however, that this provision shall not be construed to restrict the disclosure of information which (i) is or becomes publicly known or readily ascertainable by the public; or (ii) is received by the recipient from a third party without breaching any obligation owed to the disclosing party to the extend that disclosure by such recipient is not restricted by the third party; or (iii) is independently developed by or for the recipient; or (iv) is lawfully required or requested for use by a governmental agency or in a court proceeding, or must be disclosed by operation of law.

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5.     CONTINUING OBLIGATIONS

The termination of these Agreements for any reason shall not relieve any party of (i) its obligations to make payments to the other party which may have accrued hereunder, but which remained unpaid as of the date of termination; (ii) to maintain its confidentiality obligations hereunder; and
(iii) to indemnify against certain actions. The termination of these Agreements shall not in any manner terminate, abrogate, or otherwise limit or curtail the rights and licenses previously granted to Sublicensees pursuant to these Agreements, including Snap-on's right to continue to support its customers for the applications that include or access the Technology.

6.     LATE PAYMENTS

Interest shall be assessed on any past due amounts under the Agreements and shall accrue at the rate of 1.5% per month or the maximum rate permitted by applicable law.

7.     FORCE MAJEURE

Neither party shall be liable for any delays in the performance of any of its obligations hereunder due to causes beyond its control, including but not limited to, fire, strike, war, riots, acts of any civil or military authority, judicial action, acts of God, or other casualty or natural calamity.

8.     INDEPENDENT CONTRACTOR

In making and performing these Agreements, the parties act and shall act at all times as independent contractors and nothing contained in these Agreements shall be construed or implied to create an agency, partnership or employer and employee relationship between Snap-on and IGT, or between any party hereto and any officer or employee of the other party. At no time shall either party make commitments or incur any charges or expenses for or in the name of the other party.

9.     SEVERABILITY

The invalidity or unenforceability of one or more provisions of these Agreements shall not affect the validity or enforceability of any of the other provisions hereof, and these Agreements shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

10.    ARBITRATION

Except as provided below in the section entitled "Injunctive Relief," all differences or disputes between the parties hereto pertaining to, relating to or arising out of these Agreements or the breach thereof shall be finally settled by arbitration before a single arbitrator knowledgeable in the field of data processing and software, in accordance with the then-current rules of the American Arbitration Association ("Rules"). The place of arbitration will be Chicago, Illinois, by mutual

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consent of the parties hereto. Any judgement rendered by the arbitrators may be entered in any court having jurisdiction hereof.

11.    INJUNCTIVE RELIEF

Each party acknowledges that the other believes that its confidential information is unique property of extreme value to the other party, and the unauthorized use or disclosure thereof would cause the other party irreparable harm that could not be compensated by monetary damages. Accordingly, each party agrees that, in addition to any other rights and remedies the aggrieved party may have, the other may seek injunctive and preliminary relief to remedy any actual or threatened unauthorized use or disclosure of the other party's confidential information. Each party may also seek injunctive relief for Patent or copyright infringement.

12.    HEADINGS

The heading of the articles and sections used in these Agreements are included for convenience only and are not used in construing or interpreting this Agreement.

13.    ADVERTISING

It is herein agreed that Snap-on's name will not be used in any written advertising or marketing promotion of IGT except with Snap-on's prior written consent. Nothing herein shall prohibit IGT from making appropriate disclosures for securities law purposes.

14.    CONSENT TO BREACH NOT A WAIVER

No terms or provisions hereof shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any other different or subsequent breach.

15.    SURVIVAL OF TERMS

The terms, provisions, representations and warranties contained in these Agreements that by their sense and context are intended to survive the performance thereof by either or both parties hereunder, shall so survive the completion of performance and termination of these Agreements, including the making of any and all payments due hereunder.

16.    REPRESENTATIONS AND WARRANTIES OF IGT

Except as may be set forth on a schedule hereto, IGT hereby represents and warrants to Snap-on that (i) IGT has no knowledge of any threatened or pending claim alleging the use of Technology, within the scope of any claim of any IGT Patent, infringes any patent or copyright, or that the Technology includes one or more trade secrets, or any other proprietary right of any third party, within the Licensed Field; (ii) IGT owns all right, title and interest in and to the Technology

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within the Licensed Field, free and clear of all liens, security interests, charges or encumbrances by third parties; and (iii) IGT has full right, power and authority to enter into this Agreement and to carry out its obligations hereunder.

17.    LIMITATION OF WARRANTIES

OTHER THAN THE REPRESENTATIONS SET FORTH IN THIS AGREEMENT, IGT MAKES NO WARRANTIES EXPRESS OR IMPLIED, CONCERNING THE TECHNOLOGY, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IT IS EXPRESSLY AGREED THAT IGT SHALL NOT BE LIABLE, OR IN ANY WAY RESPONSIBLE FOR THE COMMERCIAL SUCCESS OF THE PROGRAM OR ANY ENHANCEMENT THEREOF.

18.    LIMITATION OF LIABILITY

18.1. EXCEPT FOR VIOLATIONS OF THE LICENSES AND RIGHTS GRANTED HEREUNDER (INCLUDING, WITHOUT LIMITATION, UNAUTHORIZED DISCLOSURE, COPYING, OR USE OF THE SOURCE CODE, EACH PARTY AGREES THAT ITS LIABILITY HEREUNDER FOR DAMAGES OF ANY KIND, WHETHER DIRECT OR INDIRECT AND REGARDLESS OF THE FORM OF ACTION OR THEORY OF LIABILITY SHALL NOT EXCEED, AS THE CASE MAY BE, THE CHARGES ACTUALLY PAID OR DUE (OR TO BE DUE UNDER THE APPLICABLE AGREEMENT) AND OWING HEREUNDER WITH RESPECT TO THE APPLICABLE AGREEMENT. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES HOWEVER INCURRED OR DESIGNATED.

18.2. Notwithstanding the foregoing, each party shall be responsible for bodily injury or damage to the other party's personnel and physical property resulting from negligent or intentional acts or omissions of its employees, agents, or representatives.

19.    TRADEMARKS

IGT hereby licenses Snap-on to use it's the IGT mark Pixsys-TM- in Snap-on product and marketing literature only on Products obtained from IGT, provided Snap-on shall adequately acknowledge and publish IGT ownership of said trademark. IGT makes no representations or warranties as to it Pixsys-TM-trademark or the title thereto, the rigHt granted hereunder to use such trademark is "as is".

Snap-on may license and sell products under any name it deems appropriate without requirement to acknowledge any IGT orgin.

Snap-on shall use IGT product and corporate name (i) on the documentation it provides for the Programs; and (ii) on the title screen for the various application platforms covered under this Agreement.

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20.    COPYRIGHTS

Subject to the limitations and agreements contained herein, and to the rights and licenses granted to Snap-on by these Agreements, IGT shall have sole and exclusive right, title, and interest in and to its copyright for any and all elements of the Technology, EXCLUDING specifically any improvements, updates, enhancements and copies of such improvements, updates, or enhancements made by or for Snap-on. Snap-on shall reproduce an appropriate IGT copyright notice on the documentation for the applications covered under these Agreements and the package and/or media containing the non-excluded Technology. Snap-on agrees not to delete any IGT copyright notices from any of the Technology. Snap-on agrees to protect IGT copyrights in the Technology by taking all reasonable safeguards to protect them as well as its own copyrights in its application software contemplated hereunder.

IGT agrees to enable Snap-on to register IGT's copyrightable materials (including maskworks) in IGT's name in the United States of America; provided the method of such registration is reasonably acceptable to IGT and does not disclose any confidential or proprietary information of IGT.

21.    SALE OR ASSIGNMENT

Except in the case of an assignment to a parent or subsidiary, or purchaser of all or substantially all of its business assets, or in the case of an assignment by IGT to a purchaser of all or substantially all its localizer business, or in the case of a merger between one party and another business entities neither party may assign, delegate or transfer these Agreements or any or all of its rights or obligations hereunder, without the prior written consent of the other party, which consent shall not be unreasonably withheld.

22.    ENTIRE AGREEMENT

These Agreements sets forth the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, understandings, promises and representations made by either party to the other concerning the subject matter hereof and the terms applicable hereto. These Agreements may not be released, discharged, amended or modified in any manner except by an instrument in writing signed by both parties hereto.

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            II. DEFINED FIELD PATENT LICENSE AND TECHNOLOGY AGREEMENT
                                   (EXCLUSIVE)

THIS AGREEMENT is effective as of June 30, 1999 between a Snap-on
Technologies, Inc. ("Snap-on") and Image Guided Technologies, Inc. ("IGT") and is appended and incorporated within the Definitive Agreement between the parties of equal date.

2.1    Background of Agreement

IGT represents that it owns certain U.S. patents as recited herein, and is prepared to grant an exclusive license thereunder to Snap-on within the Licensed Field; and

Snap-on wishes to acquire an exclusive license under said Patents and Technology of IGT for purposes of selling products and services within the Licensed Field.

2.2    Definitions

As used herein, the following terms shall have the meanings set forth below:

2.2.1 "Patent or Patents" means the following listed patents and/or patent applications, patents to be issued pursuant thereto, and all divisions, continuations, and reissues, thereof (see Schedule "W" hereof).

A list of documents reciting Technology owned by IGT, and to be licensed to Snap-on is attached hereto as Schedule "B".

For purposes of this document, "Technology" shall mean those trade secrets and know how recited at said Schedule "B".

2.2.2  "Effective Date" shall be the 30th day of June 1999.

2.2.3  "Licensed Territory" means worldwide, meaning anywhere in the world.

2.3    License Grant

IGT hereby grants to Snap-on, only within the Licensed Field and within the Licensed Territory, a license under said Patents and Technology to make, use, and sell Licensed Products in any manner deemed appropriate by Snap-on, including, but not limited to, use in any Snap-on product or service. No license under said Patents or Technology is granted, and no license should be implied with respect to activities of Snap-on outside either the Licensed Field or the Licensed Territory.

The license granted pursuant to this paragraph shall be exclusive within the Licensed Field, with the right to grant sub-licenses for the term of this Agreement.

2.4    License Fees and Royalty

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Snap-on shall, as a license fee, pay to IGT, as defined below, the sum of
$500,000 as a one time only fully paid-up license fee. No further payments or royalties of any kind shall be due to IGT after the above described license fee has been paid in full as set forth below.

2.5    Sub-licensing

Sub-licensing in the Licensed Field and within the Licensed Territory shall be the exclusive right of Snap-on. It is the intent of the parties that sub-licenses shall be available to qualified third parties under fair and reasonable terms as deemed appropriate by Snap-on in its sole discretion. Any such Sub-license shall be a non-exclusive license that is licensed only from Snap-on to third parties in accordance with appropriate license terms. Snap-on shall supply IGT with a master copy of the license agreement to be used with Licensed Product licensed by Snap-on to any third party. Any license agreement entered into between Snap-on and a third party licensee shall include terms substantially in conformance with the master copy of the license agreement.

Income received by Snap-on from any said licensed third party shall remain the sole property of Snap-on.

2.6    Intellectual Property Indemnification

2.6.1 IGT Indemnification. IGT shall defend any suit or proceeding brought against Snap-on to the extent it is based on a claim that the IGT Product or any modification of the IGT Product by Snap-on which is within the scope of any IGT patent claim issued on or prior to the date of these Agreements and licensed hereunder directly infringes within the Licensed Field a patent or copyright issued by the United States; provided IGT is notified promptly in writing and given authority, information and assistance for the defense of the suit or proceeding. IGT shall pay all damages and costs awarded against Snap-n in such suit or proceeding or settlement, if IGT has been given full control of the defense and the negotiations for settlement, if any, of the suit or proceeding (any settlement shall require the consent of Snap-on which shall not be unreasonably withheld). If the IGT Product or said modification is held in such suit or proceeding to directly infringe a patent or copyright of the United States or is, in IGT's opinion, likely to be held to directly infringe such a patent or copyright, IGT may, at its option and expense, either (a) procure for Snap-on the right to continue using the IGT Product,
(b) replace the IGT Product with non-infringing product, (c) modify the IGT Product so that it becomes a non-infringing product, or (d) require return of the IGT Product and refund the purchase price for the IGT Product. IGT shall have no liability to Snap-on if the infringement or claim thereof is based upon the use of the IGT Product in combination with other products, devices or software outside the terms of these Agreements. IN NO EVENT SHALL IGT's OBLIGATIONS UNDER THIS PARAGRAPH EXCEED THE TOTAL ROYALTY DUE FROM SNAP-ON HEREUNDER. THIS SECTION STATES THE ENTIRE LIABILITY OF IGT FOR PATENT OR COPYRIGHT INFRINGEMENT UNDER THESE AGREEMENTS.

2.6.2 Snap-on's Indemnification. Except as set forth above, Snap-on shall defend any suit or proceeding brought against IGT to the extent it is based on a claim that Snap-on's product (i.e., a

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product other than the IGT Product or said modification) infringes a patent or copyright issued by the United States; provided that Snap-on is notified promptly in writing and given authority, information and assistance for the defense of the suit or proceeding. Snap-on shall pay all damages and costs awarded against IGT in such suit or proceeding or settlement, if Snap-on has been given full control of the defense and of the negotiations for the settlement, if any, of the suit or proceeding (any settlement shall require the consent of IGT which shall not be unreasonably withheld). IN NO EVENT SHALL SNAP-ON'S OBLIGATIONS UNDER THIS PARAGRAPH EXCEED THE TOTAL ROYALTY PAID TO IGT HEREUNDER. THIS SECTION STATES THE ENTIRE LIABILITY OF SNAP-ON FOR PATENT OR COPYRIGHT INFRINGEMENT UNDER THESE AGREEMENTS WITHIN THE LICENSED FIELD.

2.6.3 Enforcement of Patent and Copyright. If Snap-on has reason to believe there exists a bona fide claim against any third party for infringement of any IGT Patent or copyright licensed hereunder within the Licensed Field, and, in the event IGT does not agree to prosecute such infringement claim within sixty days after notice from Snap-on, then Snap-on at its own expense shall have the right to prosecute such claim in IGT's name if necessary, subject to consultation with IGT and any decision to settle or abandon the prosecution shall be made only on consent of both IGT and Snap-on, which consent shall not be unreasonably withheld.

2.7    Payments

The following schedule shall be used to define the delivery schedule and payment schedule between the parties.

Payments provided for in this Agreement, when overdue, shall bear interest at a rate, per annum, equal to two percent (2%) in excess of the Prime Rate published by the Wall Street Journal at the time such payment is due, and for the time period until payment is received by IGT.

2.8    Expiration of Patent Rights

The Patent licenses granted hereunder shall be eligible to be bought back from Snap-on by IGT, at a price to be negotiated, separately as to each Patent licensed hereunder, after five years from the execution of the Definitive Agreement, or five years from the issue date thereof, which ever is later, if Snap-on has not commercialized that Patent within that five-year period within the Licensed Field. A Patent shall be deemed to have been commercialized if Snap-on has created a commercial product with such Patent.

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            III. SOFTWARE LICENSE & TECHNOLOGY DISTRIBUTION AGREEMENT

THIS AGREEMENT is effective as of June 30, 1999 between a Snap-on
Technologies, Inc. ("Snap-on") and Image Guided Technologies, Inc. ("IGT") and is appended to and incorporated with that certain Definitive Agreement between the parties of equal date.

                                   WITNESSETH

WHEREAS IGT is engaged in the business of designing and developing software and other works of authorship and has developed proprietary software products and related Technology, collectively called ("Program(s)"); and

WHEREAS, Snap-on wishes to market one or more Programs within the Licensed Field, in conjunction with various applications and platforms as set forth herein; and

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, Snap-on and IGT hereby agree as follows:

3.1.   DEFINITIONS

As used in this Agreement, the following words and phrases shall be defined as follows:

3.1.1  "Program(s)"

Shall mean IGT proprietary software Programs and Associated Documentation as defined in Schedule B.

3.1.2  "Copy"

Shall mean a single copy of a Program covered under this Agreement.

3.1.3  "Snap-on"

Shall mean Snap-on or any wholly or majority-owed subsidiary or any other companies in which Snap-on holds a fifty percent (50%) or greater controlling interest. IGT agrees that Snap-on may, at its option, designate that any such subsidiary or controlled corporation may exercise the rights granted Snap-on under this Agreement.

3.1.4  "Distributor"

Shall mean any entity, which is duly authorized by Snap-on to sublicense and/or manufacture or otherwise reproduce the Programs.

3.1.5  "Sublicensee"

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Shall mean any entity that has been sublicensed by Snap-on or by a
Distributor to use the Programs.

3.1.6  "Transition Plan"

Shall mean the agreed-on transition plan for transfer of the source code and Technology to Snap-n found in Schedule "A" including timetables, milestones, and dependencies known to Snap-on and IGT at the time of this Agreement. The parties may modify the Transition Plan from time-to-time to reflect changes in timing or additional dependencies upon agreement.

3.1.7  "Acceptance"

Shall mean the process detailed in Section 3.3.1 and 3.3.2 below whereby Snap-on verifies that the Programs and related Technology as delivered to Snap-on by IGT (i) substantially conform to the published specifications as found in the Associated Documentation and/or (ii) provide substantially equivalent functional access as found in an equivalent Program as marketed by IGT under the Windows 95 operating system.

3.1.8  "Source Code"

Shall mean the underlying source program listings, algorithms and internal documentation that are used to generate the Programs in object code form.

3.2.   GRANT OF RIGHTS

3.2.1  "SOURCE CODE LICENSE"

(i) Upon execution of this Agreement, subject to Snap-on making payment of the Source Code License Fee as specified in Schedule "C", IGT grants to Snap-on a personal, exclusive, non-transferable, fully paid-up license to use, copy and modify (or have copied and have modified) the Source Code for the Program solely in connection with the Licensed Products solely for use within the Licensed Field, including, but not limited to porting, maintenance and support of the Programs.

Snap-on shall be responsible for preventing the unauthorized disclosure, copying or use of the Source Code or any part thereof to an unauthorized third party, and shall be liable for any damages IGT incurs or suffers from any such unauthorized disclosure, copying or use. Said damages to be limited to the Source Code license fee as recited herein. Snap-on shall have no obligation to deliver any enhancement to the Source Code to IGT. It will further limit the distribution of such Source Code within its organization too only those with a need to know, will allocate the source code to groups within its organization to limit any one individual having access to the source code, and will take all commercially reasonable steps necessary to prevent its unauthorized disclosure.

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The delivery of Source Code to Snap-on under this Agreement shall be the version(s) of the Programs current as of the effective date of this Agreement, and as more fully defined in Schedule "B" hereof.

The Source Code and other deliverables from IGT, including supported environments as detailed in Schedule "B".

The Programs Source Code, and all modifications made to it (subject to the limitations in Section 3.2.1), shall at all times remain the trade secret, confidential and exclusive property of IGT, and the confidentiality restrictions as to such Program Source Code shall survive during the term of these Agreements and for five (5) years thereafter.

3.2.2  "INITIAL TRANSITION PROJECT"

Upon execution of this Agreement IGT shall begin the Transition Plan work specified in the Transition Plan to transfer the Programs to Snap-on. IGT will supply to Snap-on, at Snap-on's expense, the necessary hardware and software specified in the Transition Plan or as may be reasonably required by Snap-on during the course of such Transition work (under the terms of an appropriate Equipment Loan Agreement).

Snap-on agrees to make the payments specified in Schedule "C" for each milestone upon Acceptance by Snap-on of the source code version of the Programs that represent the results of the Transition work to that milestone.

3.2.3  "SUBLICENSING RIGHTS"

IGT grants to Snap-on during the term of this Agreement, a personal, exclusive right and license to sublicense, manufacture (copy and have copied), distribute, and market only in conjunction with sales of an Licensed Product (as defined above), for use exclusively within the Licensed Field:
(a) Snap-on versions of IGT software (in Object Code only) and/or (b) the Programs (in Object Code only), provided that IGT has performed the Transition under the rights granted to it under this Agreement. Any such license or sublicense shall take place (or have previously taken place) evidenced by a writing (which need not specifically relate to the Programs, but must conform substantially to the terms of Schedule "H") between Snap-on and each of such third parties.

3.2.4  "DISTRIBUTORS"

IGT further grants to Snap-on, during the term of this Agreement, the right to appoint authorized third parties to exercise on behalf of Snap-on the rights and licenses as set forth in Section 3.2.3 above as to the Programs.

3.2.5  "ASSOCIATED DOCUMENTATION"

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IGT further grants to Snap-on, during the term of this Agreement, a personal, exclusive, non-transferable, fully paid-up license to use, distribute, copy and modify (or have copied and have modified), solely in connection with the distribution of the Licensed Products, only within the Licensed Field, the Associated Documentation as defined herein).

3.3.   DELIVERY AND ACCEPTANCE

3.3.1  "ACCEPTANCE"

Within five (5) business days after IGT sends a notice to Snap-on that it wishes to begin to achieve the final Transition milestones recited in the Transition Plan for each of the Programs, IGT shall deliver (a) the relevant Program to Snap-on in object code form, and (b) the Source Code to the relevant Program that corresponds to said object code. Thereafter, Snap-on shall perform such tests as it deems necessary to verify that the specific Program provides substantially equivalent functionality as does the equivalent Program as developed and marketed by IGT and substantially conforms to its published specifications.

When Snap-on verifies that the Transitioned Program provides substantially equivalent functionality as does the equivalent Program developed and marketed by IGT, and when Snap-on verifies that it is able to rebuild object code versions from the Source Code for such Programs, then Snap-on shall submit to IGT a written Acceptance notice for the specific Program. Upon acceptance hereunder of all Program(s) source code, payment shall be due from Snap-on as defined in Schedule "C". If, as a result of such tests Snap-on finds that the specific Program does not provide such substantially equivalent functionality, Snap-on shall provide to IGT a written rejection notice reciting said deficiencies in such functionality.

Unless IGT consents in writing beforehand, such consent not to be unreasonably withheld, should Snap-on ship or sublicense one or more Programs to a Sublicensee or Distributor, then Acceptance of the Programs shall be deemed to have occurred.

A similar process shall be applied as Snap-on verifies that the Transitioned Technology provides substantially equivalent functionality as does the equivalent Technology developed and marketed by IGT, and this Acceptance shall be completed when Snap-on verifies that it is able to build the Technology in-house.

3.3.2  "CORRECTED VERSIONS"

As soon as reasonably possible following the receipt by IGT of any rejection notice under 3.3.1 above, IGT shall provide Snap-on with a corrected version of the specific Program that cures any deficiencies noted in such rejection notice, at which the Acceptance testing process by Snap-on described in
Section 3.3.1 above shall be reiterated. If after such additional Acceptance testing, Snap-on again submits a rejection notice to IGT as provided above, IGT will again submit as soon as reasonably possible another corrected version of the Programs.

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

This submission and correction process shall continue until (i) the specific Program is Accepted by Snap-on or (ii) until ninety (90) days have passed after the initial submission of the specific Program for Acceptance, unless, prior to the expiration of such ninety (90) day period, the parties agree in writing to extend such period.

At the end of such ninety (90) day period, if the Programs are not Accepted by Snap-on, and Snap-on has not commercialized a Product incorporating such Program(s), and the parties have not agreed to extend the period, then, the parties agree to submit to arbitration as identified in this Agreement. Such arbitration shall determine the party's rights to return or retain Source Code for the Program(s), and the other licenses granted under these Agreements.

3.4.   FEES AND PAYMENTS

3.4.1  "FEES"

In consideration for the rights granted Snap-on under this Agreement, Snap-on agrees to pay the fees specified in Schedule "C".

3.4.2  "PAYMENTS"

Payment by Snap-on of the Source Code License Fee shall be made as specified in Schedule "C".

All payments shall be made in U.S. dollars.

3.5.   SUPPORT AND MAINTENANCE

3.5.1  "TECHNICAL SUPPORT"

For the period from effective date through December 31, 1999 (or any extended period mutually agreed to by the parties, for IGT to manufacture localizers for Snap-on), IGT shall provide Snap-on with Extended Support for the Programs consistent with IGT's Product Support Policy (Schedule "I'"). IGT's Extended Support obligations to Snap-on may be modified upon mutual written consent of the parties. These obligations shall not extend to any of the Programs that are not Accepted by Snap-on as provided hereinabove.

IGT agrees, during the period ending December 31, 1999 (and any extension thereof as provided herein) to update (in the form of Maintenance Releases) the Programs, provided that the appropriate Maintenance Fees as per Schedule "F", have been paid by Snap-on.

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

                                       IV.
                        AGREEMENT FOR CONSULTING SERVICES

                                 BY AND BETWEEN

                         Image Guided Technologies, Inc.
                                  (Consultant)

                                       AND

                           Snap-on Technologies, Inc.
                                    (Snap-on)

                              Dated: June 30, 1999


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

                        AGREEMENT FOR CONSULTING SERVICES

THIS AGREEMENT is effective as of June 30, 1999 between a Snap-on
Technologies, Inc. ("Snap-on") and Image Guided Technologies, Inc. ("IGT") and is appended to and incorporated within that certain Definitive Agreement between the parties of equal date.

Subject to the terms and conditions of this Agreement, IGT agrees to provide and Snap-on agrees to accept the Services recited hereinbelow.

4.1.   Definitions

4.1.1. "Services" mean those software maintenance and/or consulting services, which are more fully described in Work Specifications issued hereunder, for the fees set forth herein.

4.1.2. "Work Specifications" mean those documents substantially in the form attached hereto as Exhibit IV-A, with appropriate insertions, issued by Snap-on and accepted by IGT in reference to this Agreement. Said Work Specifications are hereby incorporated from time to time into and made a part of this Agreement by reference, when executed by the parties.

4.2.   Scope of Services

No Services shall be provided by virtue of this Agreement alone, but shall require the issuance and acceptance of one or more said Work Specification. As appropriate, said Work Specifications shall identify without limitation, the Services to be performed, results to be achieved the cost, the start date, and the criteria for completion.

4.3.   Term

4.3.1. This Agreement shall be effective when signed by both parties and thereafter shall remain in effect until December 31, 1999, unless earlier terminated by either party as provided herein.

4.3.2. Each Work Specification shall be effective when signed by both parties and thereafter shall remain in effect until terminated as provided herein,

4.4.   Personnel, Staffing and Direction

IGT shall provide all necessary personnel, adjudged by IGT and acceptable to Snap-on as qualified to perform the Services defined in a Work Specification. The daily activities of IGT's personnel assigned to work with Snap-on in accordance with the requirements set forth in a Work Specification shall be directed by Snap-on or by IGT's supervisor acting at the direction of Snap-on.

4.5.   Working Arrangement

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

4.5.1. The Services provided hereunder shall be performed at either Snap-on's or IGT's premises, as mutually agreed by the parties.

4.5.2. Snap-on agrees to provide reasonable working space, computer related resources, materials (i.e. ribbons, paper, etc.), and any other services and materials which may be necessary in connection with the performance of Services, including particularly a desk, a phone, and other office and support services normally provided by Snap-on to Snap-on's own employees of similar status. Snap-on shall not unreasonably alter the working environment once established, nor substitute other working arrangements unreasonably often regardless of relative quality.

4.6.   Compensation

Snap-on shall pay IGT for Services provided under each Work Specification (i) at an hourly rate; (ii) at a flat rate per project, task, or Work Specification; or (iii) at any other rate mutually agreed upon by Snap-on and IGT and set forth in the applicable Work Specification. In the event that payment is based on an hourly rate, Snap-on shall pay IGT for actual hours spent engaged in providing the Services contemplated by a Work Specification or actual hours spent engaged in providing support services necessary for the successful performance of the Product(s) contemplated under a Work Specification.

4.7.   Travel and Other Expenses

4.7.1. Snap-on shall reimburse IGT for all reasonable travel and other expenses (over and above the normal daily expenses of working and commuting) in connection with Services furnished under a Work Specification.

4.7.2. All travel and other expenses must be authorized in writing by an authorized representative of Snap-on prior to same being incurred.

4.8.   Taxes

Snap-on shall reimburse IGT for any sales tax, use tax, or any similar fee levied on Services provided hereunder by IGT, provided said taxes or fees are paid by IGT and imposed by state or federal law.

4.9.   Invoicing and Payment

IGT shall invoice Snap-on for the Services furnished and for the approved travel and other expenses incurred under a Work Specification during the preceding month, week or other invoicing period described in the applicable Work Specification. Snap-on shall pay invoices issued pursuant to this Agreement within thirty (30) days after the receipt thereof.

4.10.  Intentionally Left Blank.

4.11.  Confidential Information

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

4.11.1 Each party acknowledges that all material and information marked as "Confidential", "Secret" or containing such other reasonable marking showing that the materials are to be protected, and which has or will come into the possession or knowledge of each in connection with this Agreement or the performance hereof, consists of confidential and proprietary information, whose disclosure to or use by third parties will be damaging. Both parties, therefore, agree to hold such material and information in strictest confidence, not to make use thereof other than for the performance of this Agreement, nor to release or disclose such information or material to any persons who have not been officially notified in writing that they are expressly binding themselves not to improperly use or disclose said information, provided that such verification shall not relieve the party of any liability for unauthorized disclosure or use of the confidential information.

4.11.2. Snap-on and IGT further agree that this Agreement shall not restrict the rights of IGT, except as specifically acknowledged in writing, to undertake similar work for other clients either concurrently or in the future, provided that Snap-on's rights of proprietary information as provided above are preserved.

4.12.  Guarantees

IGT warrants that all Services performed under a Work Specification shall be performed to the best of its, and its personnel's, ability and in a good workmanlike manner.

4.13.  Excusable Delays

4.13.1. Neither party to this Agreement shall be held liable for failure to comply with any of the terms of this Agreement when such failure has been caused solely by fire, war, insurrection, government restrictions, force majeure (Acts of God) or other causes, beyond the control and not due to the fault of either party involved, provided such party uses due diligence to remedy such delay.

4.13.2 It is understood and agreed that the Services provided by IGT hereunder will be based entirely upon the Snap-on's direction and/or Snap-on determined specifications, therefore, the Snap-on understands that changes, including but not limited to changes either in data supplied, requirements, specifications, or objectives; will cause delays and affect estimates, if any, of the amount of Services required and their completion dates.

4.14.  Termination

4.14.1. This Agreement may be terminated as follows:

       (i) By either party, without cause, upon thirty (30) days prior written notice to the other party on or before December 31, 1999;

       (ii) By either party, in the event that the other party fails to comply with any material term or condition hereof and such failure is not remedied within thirty (30) days, after written notice thereof has been given to the other party;

       (iii) By either party, in the event that the other party becomes insolvent, makes an assignment for the benefit of creditors, suffers or permits the appointment of a receiver or trustee in bankruptcy or similar officer for all or parts of its business or assets; or

       (iv) By either party, in the event that the other party avails itself of or becomes subject to any bankruptcy proceeding under federal law or any statute of any state relating to insolvency or the protection of rights of creditors.

4.14.2. Each Work Specification may be terminated as follows:

       (i)    As provided in the applicable Work Specification;

       (ii) By either party, upon thirty (30) days prior written notice to the other party; or

       (iii) Automatically, upon completion of the Services and/or delivery of the Product(s) specified in the applicable Work Specification.

4.14.3. Termination shall in no way relieve either party of duties or obligations incurred prior to such termination.

4.14.4. Upon termination of this Agreement, each party shall immediately return to the other, all papers, materials, programs, documentation, equipment and other property of the other party held by each party for the purpose of carrying out its obligations hereunder. Each party shall assist the other party in the orderly termination of this Agreement as may be necessary for the non-disrupted business continuation of each party.

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